UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2013

PEREGRINE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35623	86-0652659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9380 Carroll Park Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 731-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Peregrine Semiconductor Corporation (“Peregrine”) has entered into a License Agreement dated May 28, 2013 (the “Agreement”) with Murata Manufacturing Company, Ltd. (“Murata”) pursuant to which Peregrine has granted Murata a non-exclusive license to make or have made RF switch products based on Peregrine’s technology. Murata is a leading module manufacturer. The purpose of the Agreement is to enable Murata to have the ability to create a second source of supply for Peregrine’s RF switch products. Under the terms of the Agreement, Murata has agreed to purchase RF switch products from Peregrine and to pay Peregrine a royalty for all CMOS-based RF switch products that it does not purchase from Peregrine. Peregrine intends to file the Agreement as an exhibit to its next periodic report and seek confidential treatment of certain terms in the Agreement at such time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Text of press release issued by Peregrine Semiconductor Corporation on May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEREGRINE SEMICONDUCTOR CORPORATION

Date: May 30, 2013	/s/ Jay Biskupski
Jay Biskupski Chief Financial Officer